EXHIBIT 10.2

FORM OF EXERCISE OF STOCK OPTION

Granted Under the HNI Corporation Stock-Based Compensation Plan

Date: _______________

HNI Corporation
408 East Second Street
Muscatine, Iowa 52761

Attention:                      Vice President, General Counsel and Secretary

The undersigned optionee (the "Optionee") hereby exercises the right, granted as of __________, 20__ pursuant to that certain Stock Option Award Agreement between HNI Corporation, an Iowa corporation (the "Corporation"), and the Optionee, to purchase from the Corporation __________ shares of common stock, $1.00 par value, of the Corporation (the "Common Stock") at an exercise price of $__________ per share ("Option Price") for a total purchase price of $__________.

The Optionee wishes to make payment of the Option Price as indicated below (check one or more boxes):

____       Cash.  Optionee's check in the amount of $__________ is enclosed herewith.

____
Previously acquired shares of Common Stock.  The surrender of previously acquired shares of Common Stock held by the Optionee having a Fair Market Value per share (as defined under the HNI Corporation Stock-Based Compensation Plan (the "Plan")) less than or equal to the aggregate exercise price, which shares shall have been held by the Optionee for at least six (6) months prior to the date of such surrender.  __________ shares of Common Stock with a total Fair Market Value of $__________ are enclosed herein.

____	Withheld shares of Common Stock. Please retain shares of Common Stock with a total Fair Market Value of $__________ for this purpose.

____
Cashless Exercise and Same-Day Sale.  The Optionee will call Robert W. Baird, Attention: Terry Monroe, 22nd Floor, 227 West Monroe Street, Chicago, IL 60606, Telephone:  312-578-2673, Fax:  312-332-1920, E-mail:  Tmonroe@rbaird.com, or another broker-dealer acceptable to the Corporation to authorize them to issue a check payable to the Corporation from the Optionee’s Account No. ________________ in an amount equal to the Option Price plus any applicable income tax withholding.

Tax Note (U.S. taxpayers ONLY):  The Corporation is required to collect AT LEAST 25% Federal Income Tax, Applicable State Income Tax, 1.45% Medicare and 6.2% Social  Security on all non-statutory stock option exercises at the time of exercise.  The Optionee understands that the Corporation’s transfer agent will not transfer ownership of the Common Stock purchased hereby until the full amount of the Option Price and applicable withholding taxes have been paid, and immediately upon notification hereby agrees to pay in cash any additional funds that may be required.

Signature (Optionee):
Printed Name:
Address:

Social Security No.: